UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2012

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report, the terms “we,” “us” and “our” refer to CommonWealth REIT.

Item 1.01.                                          Entry into a Material Definitive Agreement.

Introduction

We previously reported that in December 2011 our wholly owned subsidiary, Select Income REIT, or SIR, filed a registration statement with the Securities and Exchange Commission, or the SEC, for its initial public offering, or the IPO, of common shares of beneficial interest, or SIR Common Shares, as a real estate investment trust that is focused on owning and investing in net leased, single tenant properties.  Also as previously reported, we and our other subsidiaries transferred to SIR 251 properties, or the SIR Properties, containing approximately 21.4 million rentable square feet, and in exchange for our contribution of the 251 properties to SIR, we received 22.0 million SIR Common Shares and SIR’s $400.0 million demand promissory note, or the Demand Note.  The SIR Properties included substantially all of our commercial and our industrial and warehouse properties located in Oahu, Hawaii, 14 suburban office properties with approximately 1.5 million rentable square feet located in seven states and nine industrial and warehouse properties with approximately 2.2 million rentable square feet located in seven states.

We further previously reported that, on March 6, 2012, SIR priced its public offering of 8,000,000 SIR Common Shares at a $21.50 per share price to the public.  SIR also granted the underwriters a 30-day option to purchase up to an additional 1,200,000 SIR Common Shares to cover over allotments, if any.

On March 12, 2012, SIR completed its issuance and sale of 9,200,000 SIR Common Shares in the IPO (including 1,200,000 SIR Common Shares sold pursuant to the over allotment option), for net proceeds (after deducting underwriters’ discounts and commissions and estimated expenses) of $179.9 million.  SIR applied those net proceeds, along with proceeds of its initial drawing under SIR’s $500.0 million credit facility described more fully below, to repay the Demand Note in full and to reimburse us for costs we incurred in connection with SIR’s organization and preparation for SIR’s offering.

As a result of that issuance of SIR Common Shares, our percentage ownership of SIR was reduced from 100% to approximately 70.5% of the outstanding SIR Common Shares.  SIR will remain our consolidated subsidiary after giving effect to the IPO.

In connection with the IPO, SIR or we entered into or amended various agreements and arrangements, including the following:

Transaction Agreement

In order to govern our future relations with SIR, we entered into a transaction agreement with SIR, or the Transaction Agreement, on March 12, 2012.  The Transaction Agreement provides that, among other things:

•                  the current assets and liabilities from the SIR Properties, as of the time of closing of the IPO, were settled between us and SIR so that we retain all pre-closing current assets and liabilities and SIR assumes all post-closing current assets and liabilities;

•                  SIR will indemnify us with respect to any liability relating to any SIR Property, including any liability which relates to periods prior to SIR’s formation;

•                  the rights and obligations of the lessor under one of our multi-building leases are allocated between us and SIR such that SIR assumes the obligations of the lessor and is entitled to the rents and other rights under such lease with respect to two of the three buildings subject to such lease; and

•                  we and SIR will cooperate to enforce the ownership limitations in our and its respective declarations of trust as may be appropriate to qualify for and maintain REIT tax status and otherwise to promote our respective orderly governance and to file future tax returns, including appropriate allocations of taxable income, expenses and other tax attributes.

The foregoing description of the Transaction Agreement is not complete and is subject to and qualified in its entirety by reference to the Transaction Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated in this Item 1.01 by reference.

SIR Management Agreements

On March 12, 2012, SIR entered into a business management agreement, or the SIR Business Management Agreement, and a property management agreement, or the SIR Property Management Agreement and, together with the SIR Business Management Agreement, the SIR Management Agreements, with Reit Management & Research LLC, or RMR.  RMR is also our manager under its existing business management agreement with us, or the CWH Business Management Agreement, and its existing property management agreement with us, or the CWH Property Management Agreement.  Under the SIR Business Management Agreement, RMR has agreed to provide to SIR business management services comparable to those provided to us under the CWH Business Management Agreement, and under the SIR Property Management Agreement, RMR has agreed to provide to SIR property management services comparable to those provided to us under the CWH Property Management Agreement.

The initial terms of the SIR Management Agreements expire on December 31, 2013 and will be automatically renewed for successive one year terms annually thereafter unless SIR gives notice of non-renewal.  Renewals or extensions of the SIR Management Agreements are subject to the periodic review of SIR’s compensation committee, which is composed entirely of its Independent Trustees.  The SIR Management Agreements are terminable by either party, without penalty, upon 60 days’ notice pursuant to a majority vote of SIR’s compensation committee or a majority vote of RMR’s directors.  In addition, RMR will be able to terminate the SIR Management Agreements if SIR experiences a change in control.  The SIR Management Agreements provide that the parties may require that disputes, as characterized under those agreements, be subject to mandatory arbitration in accordance with procedures provided in the SIR Management Agreements.

The SIR Business Management Agreement provides for an annual business management base fee payable to RMR.  The annual business management base fee will be equal to (1) in the case of the SIR Properties and any other properties hereafter transferred to SIR by us or another real estate investment trust to which RMR at such time provides business management or property management services, 0.5% of the historical cost of such properties to us or the applicable transferor, plus (2) in the case of properties which SIR may hereafter acquire, other than from us or other REITs managed by RMR, 0.7% of SIR’s cost of such additional properties up to and including $250 million, plus 0.5% of its cost of any such additional properties in excess of $250 million.  In addition, beginning with the year ending December 31, 2013, RMR is entitled to receive from SIR an incentive fee equal to 15% of any increase in Normalized FFO Per Share, as defined in the SIR Management Agreement, for such year, over Normalized FFO Per Share in the prior year, multiplied by the weighted average of SIR’s common shares outstanding on a fully diluted basis during such year, subject to a maximum incentive fee for any year of $0.02 per common share multiplied by such weighted average number of SIR’s common shares outstanding on a fully diluted basis.  For purposes of calculating any incentive fee for the year ending December 31, 2013, SIR’s 2012 Normalized FFO Per Share will be calculated based on annualized figures for the period beginning upon completion of the IPO and ending on December 31, 2012 divided by the weighted average number of SIR’s common shares outstanding on a fully diluted basis during such period. Any incentive fees earned by RMR will be paid in SIR common shares. Pursuant to the SIR Property Management Agreement, SIR has agreed to pay RMR fees generally equal to 3% of the gross rents received at its properties and a construction supervision fee equal to 5% of any construction, renovation or repair activities at SIR’s properties.  As in the case of the CWH Business Management Agreement and the CWH Property Management Agreement, SIR is generally responsible for paying all of its expenses and all expenses incurred by RMR on SIR’s behalf, and SIR is not responsible for payment of RMR’s employment, office or administration expenses, except for its pro rata portion of the employment and related expenses of RMR employees who provide on-site property management services and of the staff employed by RMR that conduct SIR’s internal audit.

In the SIR Management Agreements, SIR acknowledges that RMR manages other businesses, including us and three other New York Stock Exchange listed REITs, and is not required to present SIR with investment opportunities that RMR determines are within the investment focus of another business managed by RMR.  Under the SIR Management Agreements, RMR will have discretion to determine which investment or leasing opportunities to present to SIR or us or other businesses it manages. SIR also agreed with RMR to first offer any property that it determines to sell and that is within the principal investment focus of another REIT managed by RMR (including us) to such REIT prior to entering into any sale or other disposition arrangement for such property.  We and the other REITs currently managed by RMR each have agreed to a similar right of first offer under our and their business management agreements with RMR.

The SIR Management Agreements were each approved by our Independent Trustees.

The foregoing description of the SIR Management Agreements is not complete and is subject to and qualified in its entirety by reference to the respective SIR Management Agreements, copies of which are incorporated by reference as Exhibits 10.2 and 10.3 to this Current Report and are incorporated in this Item 1.01 by reference.

Amendment to CWH Business Management Agreement

In connection with SIR’s entering into the SIR Business Management Agreement, on March 12, 2012, we entered into an amendment to the CWH Business Management Agreement. Pursuant to that amendment, our investment in SIR will not be counted for purposes of determining the fees payable by us to RMR for periods following completion of the IPO and income, loss and funds from operations attributable to the SIR Properties will not be included in determining any incentive fee payable by us for our 2012 and 2013 fiscal years.  The amount of the business management base fee and property management fee that SIR pays to RMR under the SIR Management Agreements in respect of SIR Properties is expected to equal the reduction that we realize in the business management base fee and property management fee that we pay to RMR under the CWH Business Management Agreement or the CWH Property Management Agreement.  Accordingly, we do not expect that RMR will receive any increase in the business management base fees or the property management fees it receives as a result of our transfer of the SIR Properties to SIR.  Additionally, the incentive fee that RMR will be eligible to receive from SIR for the year ending December 31, 2013 will be substantially similar in structure to the incentive fee that we currently pay to RMR under the CWH Business Management Agreement, but with a lower maximum amount per common share.

The amendment to the CWH Business Management Agreement was approved by our Compensation Committee, which is composed solely of our Independent Trustees.

The above description of the amendment to the CWH Business Management Agreement is not complete and is subject to and qualified in its entirety by reference to the amendment, a copy of which is filed as Exhibit 10.4 to this Current Report and is incorporated in this Item 1.01 by reference.

SIR Credit Facility

Also on March 12, 2012, SIR entered into a credit facility with Wells Fargo Bank, National Association, and a syndicate of other lenders, or the SIR Credit Facility.  The SIR Credit Facility is a revolving credit facility permitting borrowings by SIR in an aggregate principal amount of up to $500.0 million outstanding from time to time.  SIR has a one-time option, exercisable no later than 30 days after March 12, 2012, to convert up to $250.0 million of amounts outstanding under the SIR Credit Facility into a term loan.  The proceeds of borrowings under the SIR Credit Facility are available to SIR for general business purposes, including acquisitions and as described below.

The SIR Credit Facility has a four year stated term, and, subject to the payment of an extension fee and meeting certain other conditions, SIR has an option to extend the stated maturity date by one year.  Any portion of the SIR Credit Facility converted into a term loan pursuant to the option described above will have a five year term.

Interest on borrowings under the SIR Credit Facility will be calculated at floating rates based upon LIBOR plus margins which vary depending upon SIR’s leverage and credit rating.  The margin will vary between the portion of the outstanding amount of the SIR Credit Facility which is a revolver and the portion which may be converted into a term loan.  SIR will also pay an annual facility fee on the portion of the SIR Credit Facility which is a revolver.

Borrowings under the SIR Credit Facility are guaranteed by certain of SIR’s subsidiaries, and SIR has pledged the equity of certain of its subsidiaries as collateral for its and its guarantors’ obligations under the SIR Credit Facility.  In that connection, on March 12, 2012, SIR and certain of its subsidiaries entered into a pledge agreement, or the SIR Pledge Agreement, in favor of Wells Fargo Bank, National Association, in its capacity as administrative agent, and other secured parties.

The SIR Credit Facility includes various financial and other covenants applicable to SIR and its subsidiaries, which generally restrict SIR’s ability to incur debts, including debts secured by mortgages on its properties, in excess of calculated amounts, require SIR to maintain a minimum net worth, restrict SIR’s ability to make distributions to us and SIR’s other shareholders under certain circumstances and require SIR to maintain other financial ratios.  A change of control of SIR (as defined in the SIR Credit Facility), including RMR ceasing to act as SIR’s sole business and property manager, may cause a default under the SIR Credit Facility.

On March 12, 2012, SIR borrowed an initial revolving advance under the SIR Credit Facility in the amount of $251.5 million.  SIR applied the proceeds of that advance, together with the net proceeds of the IPO, to repay the Demand Note in full and to reimburse us for costs we incurred in connection with SIR’s organization and preparation for SIR’s offering.  We applied $187.0 million of those payments to reduce amounts outstanding under our revolving credit facility.

The foregoing descriptions of the SIR Credit Facility and the SIR Pledge Agreement are not complete and are subject to and qualified in its entirety by reference to the SIR Credit Facility (including the form of the SIR Pledge Agreement attached thereto), a copy of which is incorporated by reference as Exhibit 10.5 to this Current Report and is incorporated in this Item 1.01 by reference.

SIR Indemnification Agreements

On March 8, 2012, in connection with the closing of the IPO, SIR entered into indemnification agreements, or the SIR Indemnification Agreements, with each of its trustees and officers (each, a SIR Indemnitee).  Our Managing Trustees are also SIR’s Managing Trustees, and William A. Lamkin, one of our Independent Trustees, is also an Independent Trustee of SIR.  John C. Popeo, our Treasurer and Chief Financial Officer, is also SIR’s Treasurer and Chief Financial Officer, and other SIR Indemnitees include our non-executive officers and our Director of Internal Audit who serve in a similar capacity for SIR.

Each SIR Indemnification Agreement requires SIR to, among other things, indemnify each SIR Indemnitee against certain liabilities that may arise in connection with his or her status or service as one of SIR’s directors, trustees, officers or agents or in such SIR Indemnitee’s capacity at other specified entities at which he or she serves at SIR’s request and to advance such SIR Indemnitee’s expenses incurred as a result of any proceeding for which he or she may be entitled to indemnification.  Each SIR Indemnification Agreement otherwise provides for indemnification rights to the maximum extent permitted under Maryland law and is in addition to any other rights a SIR Indemnitee may have under SIR’s organizational documents or applicable law.

The foregoing description of the SIR Indemnification Agreements is not complete and is subject to and qualified in its entirety by reference to the form of SIR Indemnification Agreement which is incorporated by reference as Exhibit 10.6 to this Current Report and is incorporated in this Item 1.01 by reference.

Information Regarding Certain Relationships and Related Transactions

RMR provides management services to both us and SIR.  One of our Managing Trustees, Barry M. Portnoy, is Chairman, majority owner and an employee of RMR.  Our other Managing Trustee, Mr. Adam Portnoy, who is also our President, is the son of Mr. Barry Portnoy and an owner, President and Chief Executive Officer and a Director of RMR.  Messrs. Barry Portnoy and Adam Portnoy also serve as Managing Trustees of SIR, and William A. Lamkin serves as an Independent Trustee of us and of SIR.  Our and SIR’s Independent Trustees also serve as directors or trustees of other public companies to which RMR provides management services; Mr. Barry Portnoy serves as a managing director or trustee of those companies, and Mr. Adam Portnoy serves as a managing trustee of some of those companies.  Each of our and SIR’s executive officers are also officers of RMR; John C. Popeo, our Treasurer and Chief Financial Officer, is also SIR’s Treasurer and Chief Financial Officer, and David M. Blackman, SIR’s President and Chief Operating Officer, is also President and Chief Operating Officer of Government Properties Income Trust, another REIT to which RMR provides management services and of which we currently own approximately 21% of its common shares of beneficial interest.

We currently own approximately 14.29% of the outstanding equity of Affiliates Insurance Company, or AIC.  The other current shareholders of AIC are RMR and five other companies to which RMR provides management services.  All of our and SIR’s Trustees and all of the trustees and directors of the other publicly held AIC shareholders currently serve on the board of directors of AIC.  AIC designed and currently maintains a combination property insurance program for us and other AIC shareholders in which AIC participates as a reinsurer.  SIR has reported that it expects to become a shareholder of AIC and to participate in its combination property insurance program.  We and SIR may in the future expand our and its insurance relationship with AIC to include other types of insurance.

For additional information relating to the relationships and other related person transactions and among us, our Trustees and executive officers, RMR, AIC and other companies to which RMR provides management services and others affiliated with or related to them, and about the risks which may arise as a result of those relationships and transactions, please refer to our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC (including the sections captioned “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Person Transactions” and Note 9 to the notes to our consolidated financial statements appearing therein) and to the information regarding our Trustees and executive officers and the section captioned “Related Person Transactions and Company Review of Such Transactions” in our definitive Proxy Statement for the 2012 Annual Meeting of Shareholders scheduled to be held on May 8, 2012, dated February 28, 2012. Our filings with the SEC, including our Annual Report and our Proxy Statement, are available at the SEC’s website: www.sec.gov.

In addition, each of the underwriters of SIR’s IPO and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us, SIR and other companies managed by RMR and have received customary fees and commissions for those transactions.  The underwriters or their affiliates are also lenders, agents, bookrunners or arrangers under our revolving credit agreement, our term loan agreement and the SIR Credit Agreement.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under the caption “SIR Credit Facility” in Item 1.01 of this Current Report is incorporated into this Item 2.03 by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIR Equity Compensation Plan

Effective March 12, 2012 SIR’s board of trustees approved, and we, as SIR’s sole shareholder, adopted SIR’s 2012 Equity Compensation Plan, or the SIR Plan.  Under that plan SIR may from time to time make awards of SIR Common Shares to its trustees and executive officers and other RMR employees who provide services to SIR.  SIR has reserved 3,000,000 SIR Common Shares for future issuance under the SIR Plan, which will be administered by SIR’s compensation committee.  Our three Trustees who are also trustees of SIR, our Treasurer and Chief Financial Officer, who is also Treasurer and Chief Financial Officer of SIR, and our other executive officers, each of whom is an employee of RMR, may from time to time receive grants of SIR Common Shares under the SIR Plan.

The foregoing summary of the SIR Plan is not complete and is qualified in its entirety by reference to the SIR Plan, a copy of which is incorporated by reference as Exhibit 10.7 to this Current Report and is incorporated in this Item 5.02 by reference.

Item 8.01.                                        Other Events.

On March 8, 2012, SIR’s compensation committee considered and recommended, and its board of trustees adopted, compensation arrangements for SIR’s trustees, three of whom are also our Trustees.  A summary of SIR’s currently effective trustee compensation arrangement is incorporated by reference as Exhibit 10.8 to this Current Report and is incorporated in this Item 8.01 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                                       Exhibits.

The Company hereby files the following exhibits:

10.1                                                 Transaction Agreement, dated March 12, 2012, between CommonWealth REIT and Select Income REIT. (Filed herewith)

10.2                                                 Business Management Agreement, dated as of March 12, 2012, between Select Income REIT and Reit Management & Research LLC. (Incorporated by reference to Exhibit 10.3 to Select Income REIT’s Current Report on Form 8-K dated March 6, 2012, File No. 001-35442)

10.3                                                 Property Management Agreement, dated as of March 12, 2012, between Select Income REIT and Reit Management & Research LLC. (Incorporated by reference to Exhibit 10.4 to Select Income REIT’s Current Report on Form 8-K dated March 6, 2012, File No. 001-35442)

10.4                                                 First Amendment to Amended and Restated Business Management Agreement, dated as of March 12, 2012, between CommonWealth REIT and Reit Management & Research LLC. (Filed herewith)

10.5                                                 Credit Agreement, dated as of March 12, 2012, among Select Income REIT, Wells Fargo Bank, National Association, as Administrative Agent, and each of the other financial institutions initially a signatory thereto.  (Incorporated by reference to Exhibit 10.1 to Select Income REIT’s Current Report on Form 8-K dated March 6, 2012, File No. 001-35442)

10.6                                                 Form of Select Income REIT Indemnification Agreement.  (Incorporated by reference to Exhibit 10.5 to Select Income REIT’s Current Report on Form 8-K dated March 6, 2012, File No. 001-35442)

10.7                                                 2012 Equity Compensation Plan.  (Incorporated by reference to Exhibit 10.7 to Select Income REIT’s Current Report on Form 8-K dated March 6, 2012, File No. 001-35442)

10.8                                                 Select Income REIT Summary of Trustee Compensation.  (Incorporated by reference to Exhibit 10.8 to Select Income REIT’s Current Report on Form 8-K dated March 6, 2012, File No. 001-35442)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

By:	/s/ Adam D. Portnoy
Name:	Adam D. Portnoy
Title:	President

Dated: March 12, 2012